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Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated January 30, 2004, except for Note 14-Segment Information, as to which the date is August 16, 2004 and except for the acquisition of Interface Group Holding Company, Inc., as to which the date is October 5, 2004, relating to the financial statements of Las Vegas Sands, Inc., which appears in such Registration Statement. We also consent to the use in this Registration Statement on Form S-1 of our report dated January 30, 2004, except for the acquisition of Interface Group Holding Company, Inc., as to which the date is October 5, 2004, relating to the financial statement schedule of Las Vegas Sands, Inc., which appears in such registration statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Las Vegas, Nevada
November 19, 2004

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM